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                                                                    EXHIBIT 2.01

                          AGREEMENT AND PLAN OF MERGER

                                       OF

                                PHARMCHEM, INC.,
                             A DELAWARE CORPORATION

                                       AND

                          PHARMCHEM LABORATORIES, INC.,
                            A CALIFORNIA CORPORATION


        THIS AGREEMENT AND PLAN OR MERGER dated as of May 16, 2000 (this "Merger Agreement") is between PharmChem, Inc., a Delaware corporation ("PharmChem Delaware"), and PharmChem Laboratories, Inc., a California corporation ("PharmChem California"). PharmChem Delaware and PharmChem California are sometimes referred to herein as the "Constituent Corporations."

                                    RECITALS

        A. PharmChem California desires to merge with and into PharmChem Delaware and PharmChem Delaware desires to merge with PharmChem California, all upon the terms and subject to the conditions of this Merger Agreement.

        B. PharmChem Delaware is a corporation duly organized and existing under the Laws of the State of Delaware and has an authorized capital of 30,000,000 shares, 25,000,000 of which are designated "Common Stock," par value $.001 per share, and 5,000,000 of which are designated "Preferred Stock," par value $.001 per share. As of the date hereof, 100 shares of Common Stock are issued and outstanding, and no shares of Preferred Stock are issued and outstanding.

        C. PharmChem California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 12,000,000 shares, 10,000,000 of which are designated "Common Stock," no par value, and 2,000,000 shares of which are designated "Preferred Stock," no par value. As of the date hereof, 5,823,123 shares of Common Stock are issued and outstanding, and no shares of Preferred Stock are issued and outstanding.

        D. The Board of Directors of PharmChem California has determined that, for the purpose of effecting the reincorporation of PharmChem California in the State of Delaware, it is advisable and in the best interests of PharmChem California and its shareholders that PharmChem California merge with and into PharmChem Delaware upon the terms and conditions herein provided.

        E. The respective Boards of Directors of PharmChem Delaware and PharmChem California have approved this Merger Agreement and have directed that this Merger Agreement

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be submitted to a vote of their respective sole stockholder and shareholders and executed by officers thereof.

        NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, PharmChem Delaware and PharmChem California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                    ARTICLE I

                                   DEFINITIONS

        When used in this Agreement, the following terms shall have the following meanings, respectively:

        1.1 "California Law" shall mean the California Corporations Code as currently in effect on the date of this Agreement.

        1.2 "Delaware Law" shall mean the Delaware General Corporation Law as currently in effect on the date of this Agreement.

        1.3 "Effective Date" shall mean the date and time when the Merger shall have become effective, in accordance with Section 2.3 below.

        1.4 "Merger" shall mean the merger of the PharmChem California with and into PharmChem Delaware.

        1.5 "Surviving Corporation" shall mean PharmChem Delaware from and after the Effective Date.

                                   ARTICLE II

                                     MERGER

        2.1 MERGER. In accordance with the provisions of this Merger Agreement, Delaware Law and California Law, PharmChem California will be merged with and into PharmChem Delaware (the "Merger"), the separate existence of PharmChem California will cease and PharmChem Delaware will survive the Merger and will continue to be governed by the laws of the State of Delaware. The name of the Surviving Corporation will be PharmChem, Inc.

        2.2 FILING AND EFFECTIVENESS. The Merger will become effective when the following actions will have been completed:

        (a) This Merger Agreement and the Merger will have been adopted and approved by the sole stockholder of PharmChem Delaware and the shareholders of PharmChem California, in accordance with the requirements of Delaware Law and California Law;

        (b) All of the covenants and conditions precedent to the consummation of the Merger specified in this Merger Agreement will have been satisfied or duly waived by the party entitled to satisfaction thereof;


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        (c) An executed Certificate of Merger or an executed counterpart of this
Merger Agreement meeting the requirements of Delaware Law will have been filed with the Secretary of State of the State of Delaware; and

        (d) An executed Certificate of Merger or an executed counterpart of this Merger Agreement meeting the requirements of California Law will have been filed with the Secretary of State of the State of California.

        2.3 The Merger shall become effective for all purpose of Delaware Law when proper documentation has been filed with the Secretary of State of the State of Delaware in accordance with Section 2.2 above. The Merger shall become effective for purpose of California Law as of the time the Merger becomes effective in Delaware, once proper documentation has been filed with the Secretary of State of the State of California in accordance with Section 2.2 above.

        2.4 EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of PharmChem California will cease and PharmChem Delaware, as the Surviving Corporation, (i) will continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) will be subject to all actions previously taken by its and PharmChem California's Boards of Directors, (iii) will succeed, without other transfer, to all of the assets, rights, power and property of PharmChem California in the manner more fully set forth in Section 259 of Delaware Law,
(iv) will continue to be subject to all of the debts, liabilities and obligations of PharmChem Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) will succeed, without other transfer, to all of the debts, liabilities and obligations of PharmChem California in the same manner as if PharmChem Delaware had itself incurred them, all as more fully provided under the applicable provisions of Delaware Law and California Law.

                                   ARTICLE III

                    CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

        3.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of PharmChem Delaware as in effect immediately prior to the Effective Date of the Merger will continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

        3.2 BY-LAWS. The by-laws of PharmChem Delaware as in effect immediately prior to the Effective Date of the Merger will continue in full force and effect as the by-laws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

        3.3 DIRECTORS AND OFFICERS. The directors and officers of PharmChem California immediately prior to the Effective Date of the Merger will be the directors and officers of the Surviving Corporation until their successors will have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the by-laws of the Surviving Corporation.


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                                   ARTICLE IV

                          MANNER OF CONVERSION OF STOCK

        4.1 PHARMCHEM CALIFORNIA COMMON STOCK. Upon the Effective Date of the Merger, each share of PharmChem California Common Stock issued and outstanding immediately prior thereto will, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessible share of Common Stock, par value $0.001 per share, of the Surviving Corporation.

        4.2 PHARMCHEM CALIFORNIA OPTIONS.

        (a) Upon the Effective Date of the Merger, the Surviving Corporation will assume and continue the stock option and incentive plans and all other employee benefit plans of PharmChem California. Each outstanding and unexercised option or other right to purchase PharmChem California Common Stock will become an option or right to purchase the Surviving Corporation's Common Stock on the basis of one (1) share of the Surviving Corporation's Common Stock for each share of PharmChem California Common Stock issuable pursuant to any such option or stock purchase right, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such PharmChem California option or stock purchase right at the Effective Date of the Merger.

        (b) A number of shares of the Surviving Corporation's Common Stock will be reserved for issuance upon the exercise of options and stock purchase rights equal to the number of shares of PharmChem California Common Stock so reserved immediately prior to the Effective Date of the Merger.

        4.3 PHARMCHEM CALIFORNIA SHAREHOLDER RIGHTS. Upon the Effective Date of the Merger, the Surviving Corporation will assume and continue the Rights Agreement of PharmChem California (the "Rights Agreement"). Each outstanding preferred share purchase right of PharmChem California issued pursuant to the Rights Agreement will become a preferred share purchase right of PharmChem Delaware.

        4.4 PHARMCHEM DELAWARE COMMON STOCK. Upon the Effective Date of the Merger, each share of Common Stock , par value $0.001 per share, of PharmChem Delaware issued and outstanding immediately prior thereto will, by virtue of the Merger and without any action by PharmChem Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

        4.5 EXCHANGE OF CERTIFICATES. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of PharmChem California Common Stock may, at such holder's option, surrender the same for cancellation to Chase Mellon Shareholder Services, L.L.C., a New Jersey limited liability company, as exchange agent (the "Exchange Agent"), and each such holder will be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of


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PharmChem California Common Stock will be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock into which such shares of PharmChem California Common Stock were converted in the Merger.

        The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate will, until such certificate will have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

        Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger will bear the same legends, if any, with respect to the restrictions of transferability as the certificates of PharmChem California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, the legend evidencing the rights granted pursuant to the Rights Agreement and any additional legends agreed upon by the holder and the Surviving Corporation.

        If any certificate for shares of PharmChem Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to PharmChem Delaware or the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of PharmChem Delaware that such tax has been paid or is not payable.

        4.6 VALIDITY OF DELAWARE COMMON STOCK. All shares of Delaware Common Stock into which California Common Stock is to be converted pursuant to the Merger shall not be subject to any statutory or contractual preemptive rights, shall be validly issued, fully paid and nonassessible and shall be issued in full satisfaction of all rights pertaining to such California Common Stock.

        4.7 RIGHTS OF FORMER HOLDERS. From and after the Effective Date, no holder of certificates which evidence California Common Stock immediately prior to the Effective Date shall have any rights with respect to the shares formerly evidenced by those certificates, other than to receive the shares of Delaware Common Stock into which such California Common Stock shall have been converted pursuant to the Merger.

                                    ARTICLE V

                                     GENERAL

        5.1 COVENANTS OF PHARMCHEM DELAWARE. PharmChem Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:


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        (a) qualify to do business as a foreign corporation in the State of
California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of California Law;

        (b) file any and all documents with the California Franchise Tax Board necessary for the assumption by PharmChem Delaware of all of the franchise tax liabilities of PharmChem Delaware; and

        (c) take such other actions as may be required by the California Law.

        5.2 AUTHORIZATION. The holders of a majority of the California Common Stock shall have approved and adopted this Agreement and the Merger in accordance with California Law. All necessary action shall have been taken to authorize the execution, delivery and performance of this Agreement by PharmChem California and PharmChem Delaware. PharmChem California and PharmChem Delaware shall have full power and authority to consummate the Merger.

        5.3 CONSENTS AND APPROVALS. All authorizations, consents and approvals (contractual or otherwise) of any state, federal, local or foreign government agency, regulatory body or official or any person (other than PharmChem California or PharmChem Delaware) necessary for the valid consummation of the Merger in accordance with this Agreement shall have been obtained and shall be in full force and effect.

        5.4 FURTHER ASSURANCES. From time to time, and when required by PharmChem Delaware or by its successors or assigns, there will be executed and delivered on behalf of PharmChem California such deeds and other instruments, and there will be taken or caused to be taken by PharmChem California such further and other actions as will be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by PharmChem Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of PharmChem California and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of PharmChem Delaware are fully authorized in the name and on behalf of PharmChem California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

        5.5 ABANDONMENT. At any time before the Effective Date of the Merger, this Merger Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either PharmChem California or of PharmChem Delaware, or of both, notwithstanding the approval of this Merger Agreement by either the shareholders of PharmChem California or by the sole stockholder of PharmChem Delaware, or by both.

        5.6 AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Merger Agreement at any time prior to the filing of this Merger Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of Delaware and California, provided that an amendment made subsequent to the adoption of this Merger Agreement by either the sole stockholder of PharmChem Delaware or the shareholders of PharmChem California shall not: (i) alter or change the amount or kind of shares, securities, cash, property


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and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (ii) alter or change any terms of the Certificate of Incorporation of the Surviving Corporation to be effective immediately after the Merger; or (iii) alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of either Constituent Corporation.

        5.7 REGISTERED OFFICE. The registered office of the Surviving Corporation in the State of Delaware shall be Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle and The Corporation Trust Company will be the registered agent of the Surviving Corporation at such address.

        5.8 AGREEMENT. Executed copies of this Merger Agreement will be on file at the principal place of business of the Surviving Corporation at 1505-A O'Brien Drive, Menlo Park, California 94025 and copies thereof will be furnished to any holder of any class or series of capital stock of either Constituent Corporation, upon request and without cost.

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        GOVERNING LAW. This Merger Agreement will in all respects be construed, interpreted and enforced in accordance with and governed by the Laws of the State of Delaware and, so far as applicable, the merger provisions of California Law.

        IN WITNESS WHEREOF, this Merger Agreement having first been approved by the resolutions of the Boards of Directors of PharmChem, Inc., a Delaware corporation, and PharmChem Laboratories, Inc., a California corporation, is hereby executed on behalf of each of such two corporations by their respective officers thereunto duly authorized as of the date first above written.

                                               PharmChem Laboratories, Inc.,
                                               a California corporation



                                               By:  /s/ Joseph W. Halligan
                                                    ----------------------
                                                       Joseph W. Halligan
                                                       President

                                               PharmChem Laboratories, Inc.,
                                               a California corporation



                                               By:  /s/ David A. Lattanzio
                                                    ----------------------
                                                       David A. Lattanzio
                                                       Secretary





                                               PharmChem, Inc.,
                                               a Delaware corporation



                                               By:  /s/ Joseph W. Halligan
                                                    ----------------------
                                                       Joseph W. Halligan
                                                       President

                                               PharmChem, Inc.,
                                               a Delaware corporation



                                               By:  /s/ David A. Lattanzio
                                                    ----------------------
                                                      David A. Lattanzio
                                                           Secretary

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